Exhibit 10.1

RESTRICTED STOCK AGREEMENT

       THIS RESTRICTED STOCK AGREEMENT (this “Agreement”), dated as of January 1, 2013, by and between ROOMLINX, INC., a Nevada corporation (the “Company”), and [___________] (the “Recipient”).

W I T N E S S E T H:

       WHEREAS, the Recipient is currently a director of the Company;

       WHEREAS, the Board of Directors of the Company have determined that it is in the best interest of the Company to recognize the Recipient’s performance on behalf of the Company and to provide an incentive to the Recipient by making a grant to the Recipient of shares of Common Stock, par value $0.001 per share, of the Company (“Common Stock”), which shares of Common Stock shall be subject to forfeiture and shall be otherwise granted pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

Section 1.              Award of Restricted Shares. The Company hereby grants to the Recipient, as of the date hereof (the “Grant Date”), [________] shares of Common Stock (the “Restricted Shares”). The Restricted Shares being issued to the Recipient under this Agreement shall be subject to forfeiture in accordance with Section 3 below and shall be subject to all other provisions and restrictions set forth in this Agreement.  Stock certificates evidencing the Restricted Shares will be retained by the Company, accompanied by blank stock powers executed by Recipient, until the Recipient shall become fully vested in such Restricted Shares pursuant to the terms of Sections 2 hereof.

Section 2.              Vesting of Restricted Shares.  So long as the Recipient’s service as a member of the Company’s Board of Directors has not been terminated (a) for “Cause” by the Company or (b) for any reason by the Recipient, the Restricted Shares will become vested in three (3) equal installments on August 27, 2013, August 27, 2014 and August 27, 2015.  For purposes of this Agreement, “Cause” shall mean the Recipient’s (i) willful misappropriation of the funds or property of the Company; (ii) conviction in a court of law for, or entering of a plea of guilty or no contest to, a felony or any crime involving moral turpitude, fraud, dishonesty or theft; or (iii) commission of any willful or intentional act that injures or could reasonably be expected to injure the reputation, business or business relationships of the Company or any affiliate thereof.

Notwithstanding the foregoing, in the event a Change in Control occurs prior to August 27, 2013, 50% of the Restricted Shares shall immediately become vested.  In the event a Change in Control occurs at any time between August 27, 2013 and August 27, 2015, 100% of the Restricted Shares shall immediately become vested.  For purposes of this Section 2, “Change in Control” shall mean any merger, consolidation, reorganization or other similar transaction of the Company into or with any other corporation or entity (other than with and into a corporation or other entity, 100% of the outstanding capital stock or other equity interests of which are held by the Company), or a sale, conveyance, mortgage, transfer, license, pledge, lease or other disposition of all or substantially all of the assets of the Company, or any other transaction in which the holders of the outstanding voting securities of the Company immediately prior to such transaction hold less than 50% of the voting securities of the surviving entity immediately  following such transaction.

Section 3.              Forfeiture. Any Restricted Shares that have not become fully vested pursuant to Section 2 above shall automatically be canceled and forfeited upon the effectiveness of a Change in Control. Any Restricted Shares that have not vested pursuant to Section 2 above shall automatically be canceled and forfeited upon the (i) termination of the Recipient’s services by the Company for Cause, or (ii) termination of the Recipient’s services by the Recipient for any reason. All Restricted Shares that have become fully vested shall automatically be cancelled and forfeited upon the termination of Recipient’s services for Cause. Forfeited shares shall revert back to the Company without any payment of any kind to the Recipient.

Section 4.              Rights with Respect to Restricted Shares.  Except as otherwise provided in this Agreement, the Recipient shall have, with respect to the Restricted Shares, all of the rights of a holder of shares of Common Stock of the Company.

Section 5.              Transferability. The Restricted Shares may not be sold, assigned, transferred or otherwise disposed of, whether voluntarily or by operation of law (collectively, a “Transfer”) by the Recipient until they are fully vested.  Any attempt to effect a Transfer of any Restricted Shares in violation of this Section 5 shall be void ab initio.

Section 6.              Taxes.  (a) If the Recipient properly elects, within thirty (30) days of the Grant Date, to include in gross income for federal income tax purposes an amount equal to the fair market value (as of the Grant Date) of the Restricted Shares pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), the Recipient shall make arrangements satisfactory to the Company (and its counsel) to pay to the Company any federal, state or local income taxes required to be withheld with respect to the Restricted Shares.  If the Recipient shall fail to make such tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Recipient any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Shares.

(b) If the Recipient does not make the election described in Section 6(a) above, the Recipient shall, no later than the date on which Restricted Shares become fully vested, pay to the Company, or make arrangements satisfactory to the Company for the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to such fully vested shares, and the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Recipient any federal, state or local taxes of any kind required by law to be withheld with respect to such fully vested shares.

(c) Tax consequences on the Recipient (including without limitation federal, state, local and foreign income tax consequences) with respect to the Restricted Shares (including without limitation the grant, vesting and/or forfeiture thereof) are solely the responsibility of the Recipient. The Recipient shall consult with his or her own personal accountant(s) and/or tax advisor(s) regarding these matters, the making of a Section 83(b) election under the Code and the Recipient’s filing, withholding and payment (or tax liability) obligations.

Section 7.            Amendment, Modification and Assignment. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Recipient and the Company.  No waiver by either party of any breach by the other party hereto of any condition or provision of this Agreement shall be deemed a waiver of any other conditions or provisions of this Agreement.  No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.  Unless otherwise consented to by the Company, this Agreement shall not be assigned by the Recipient in whole or in part.  The rights and obligations created hereunder shall be binding on the Recipient and his or her heirs and legal representatives and on the successors and assigns of the Company.

Section 8.              Miscellaneous.

8.1           No Right to Continued Service. The grant of the Restricted Shares shall not be construed as giving the Recipient the right to continued service as a member of the Board of Directors with the Company and/or its affiliates.

8.2           Entire Agreement. This writing constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and all prior agreements and arrangements are hereby superseded hereby.

8.3           Severability.  If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

8.4           Headings.  The paragraph headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of such paragraphs.

8.5           Further Assurances.  Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions of this Agreement.

8.6           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

8.7           Counterparts.  This Agreement may be executed in two or more counterparts or by facsimile transmission, all of which taken together shall constitute one and the same instrument.

8.8           Use of Terms.  Whenever the context so requires or permits, all references to the masculine herein shall include the feminine and neuter, all references to the neuter herein shall include the masculine and feminine, all references to the plural shall include the singular and all references to the singular shall include the plural.

8.9           No Strict Construction; Representation by Counsel.  The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of law or contract interpretation that provides that in the case of ambiguity or uncertainty a provision should be construed against the draftsman will be applied against any party hereto.  Each party has been given the opportunity to seek independent counsel with respect to his, her or its rights, obligations and duties hereunder, and has freely executed this Agreement after full and careful consideration of its terms.

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Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Restricted Stock Agreement to be duly executed, as of the day and year first written above.

ROOMLINX, INC.

By: ___________________________ Michael S. Wasik, President

_______________________________
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